UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2011

SAFEWAY INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-00041	94-3019135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California		94588-3229
(Address of Principal Executive Offices)		(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2011, the Executive Compensation Committee (the “Committee”) of the Board of Directors of Safeway Inc. adopted a design change to our long-term incentive program (“LTIP”) pursuant to our 2011 Equity and Incentive Award Plan (the “2011 Plan”) and 2007 Equity and Incentive Award Plan (the “2007 Plan”).

Based on extensive stockholder engagement in connection with the compensation-related advisory votes contained in our annual Proxy Statement filed on April 1, 2011 and input from the Committee’s compensation consultant and management, the Committee has adopted a new type of LTIP equity award with a value linked to our financial performance. The purpose of the design change is to help advance the goals of our Compensation Objectives and Philosophy, as described in our annual Proxy Statement filed on April 1, 2011.

For the 2011 fiscal year, our executive officers received a mix of stock options and restricted stock. These awards vest at the rate of 20% per year over five years. For the 2011 fiscal year, each executive officer was allowed to choose a mix of stock options and restricted stock in increments of 25%, based on an exchange ratio of 3.5 stock options for one share of restricted stock. Each executive’s award could be 25% restricted stock, or 50%, 75%, 100% or 0%.

For the 2012 fiscal year, the Committee has determined to grant a new type of equity award to our executive officers under the LTIP instead of time-vested restricted stock awards. Our executive officers will be granted a mix of stock options (50% by number, not by value) and performance share awards (50% by number, assuming target level performance). The options will vest at the rate of 25% per year over four years. The performance share awards will vest upon our achievement of specified business performance criteria (currently anticipated to be earnings per share goals determined on a compounded annual growth basis), at which time the executive will receive the specified number of shares of our common stock. The performance share awards specify a minimum performance level that must be achieved in order for the executive to receive any shares and a target number of shares that will be received upon achievement of target levels. If our performance exceeds the target performance goals, the executive may receive additional shares above the target number, subject to a specified maximum contained in the award. The award agreements provide for double-trigger acceleration of vesting upon a change in control. The forms of award agreements for performance share awards under the 2011 Plan and 2007 Plan are attached as exhibits to this Current Report on Form 8-K.

Among the potential recipients are the following five individuals, each of whom were named executive officers pursuant to Item 402 of Regulation S-K for purposes of our annual Proxy Statement filed on April 1, 2011:

•	Steven A. Burd, Chairman, President and Chief Executive Officer

•	Robert L. Edwards, Executive Vice President and Chief Financial Officer

•	Diane M. Dietz, Executive Vice President and Chief Marketing Officer

•	Bruce L. Everette, Executive Vice President, Retail Operations

•	Larree M. Renda, Executive Vice President, President, Safeway Health, Inc.

Our Proxy Statement, Annual Report to Stockholders and reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about our compensation plans and policies.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10(iii).1*	Form of Performance Share Award Grant Notice and Performance Share Award Agreement under the Safeway Inc. 2011 Equity and Incentive Award Plan

10(iii).2*	Form of Performance Share Award Grant Notice and Performance Share Award Agreement under the Safeway Inc. 2007 Equity and Incentive Award Plan

*	Management contract, or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC.
(Registrant)

Date: December 12, 2011	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Senior Vice President,
Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.

10(iii).1*	Form of Performance Share Award Grant Notice and Performance Share Award Agreement under the Safeway Inc. 2011 Equity and Incentive Award Plan

10(iii).2*	Form of Performance Share Award Grant Notice and Performance Share Award Agreement under the Safeway Inc. 2007 Equity and Incentive Award Plan

*	Management contract, or compensatory plan or arrangement.

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